MID-AMERICA APARTMENT COMMUNITIES, INC.
                           A Self-managed Equity REIT


Memphis, TN: January 22, 2002.  Mid-America  Apartment  Communities,  Inc. (MAA:
NYSE) today announced the taxable composition of its 2001 distributions paid to shareholders. The amount of distribution referred to as return of capital is considered by the Internal Revenue Service to be a return of invested capital and should be applied to reduce the shareholders' tax cost basis of the related shares. The composition presented is applicable to all dividend distributions during 2001.

-------------------------------------------------------------------------------------------------------------
                                      Common Shares (CUSIP# 59522J103)
-------------------------------------------------------------------------------------------------------------
   Record Date        Payment Date     Cash Dividend        Ordinary         Long Term         Return of
                                         per Share      Taxable Dividend    Capital Gain        Capital
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
    1/24/2001          1/31/2001          $ 0.585            54.8843%          13.7058%          31.4099%
    4/23/2001          4/30/2001          $ 0.585            54.8843%          13.7058%          31.4099%
    7/24/2001          7/31/2001          $ 0.585            54.8843%          13.7058%          31.4099%
    10/24/2001         10/31/2001         $ 0.585            54.8843%          13.7058%          31.4099%

--------------------------------------------------------------------------------------------------------------
                                              Preferred Shares
--------------------------------------------------------------------------------------------------------------
               Series                   Cash Dividend       Ordinary         Long Term      Return of Capital
                                          per Share     Taxable Dividend    Capital Gain
-------------------------------------- ---------------- ----------------- ----------------- ------------------
A (CUSIP# 59522J202)                      $ 2.3748          94.5893%          5.4107%            0.00 %
B (CUSIP# 59522J301)                      $ 2.2188          94.5893%          5.4107%            0.00 %
C (CUSIP# 59522J400)                      $ 2.3436          94.5893%          5.4107%            0.00 %

This release is based on the preliminary work the company has performed on its filings and is subject to correction or adjustment based on the completion of those filings. The company is releasing information at this time to aid those required to distribute 1099s on the company's dividends. No material change in the taxable composition is expected.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchnage Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:  January 22, 2002             /s/Simon R.C. Wadsworth
                                    Simon R.C. Wadsworth
                                    Executive Vice President
                                    (Principal Financial and Accounting Officer)